UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): September 8, 2005

Granite Broadcasting Corporation

(Exact name of registrant as specified in its charter)

Commission File No. 0-19728

Delaware	13-3458782
(State or other Jurisdiction of incorporation)	(I.R.S. Employer
Identification No.)

767 Third Avenue, 34th Floor

New York, New York 10017

(212) 826-2530

(Address, including Zip Code, and Telephone Number,
including Area Code of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 8, 2005, Granite Broadcasting Corporation (“Granite”) and certain of Granite’s subsidiaries entered into a definitive agreement (the “KBWB Sale Agreement”) with AM Broadcasting KBWB, Inc. (“AM Broadcasting KBWB”), a wholly-owned subsidiary of AM Media Holdings, LLC, an affiliate of ACON Investments, LLC, whereby (i) AM Broadcasting KBWB will acquire from Granite substantially all of the assets of KBWB-TV (“KBWB”), the WB affiliate serving the San Francisco, California television market, and (ii) Granite covenants not to compete in the San Francisco market for five years from the closing date.

In addition, on September 8, 2005, Granite and certain of Granite’s subsidiaries entered into a definitive agreement (the “WDWB Sale Agreement” and together with the KBWB Sale Agreement, the “Sale Agreements”) with AM broadcasting WDWB, Inc. (“AM Broadcasting WDWB”), a wholly-owned subsidiary of AM Media Holdings, LLC, an affiliate of ACON Investments, LLC, whereby (i) AM Broadcasting WDWB will acquire from Granite substantially all of the assets of WDWB-TV (“WDWB”), the WB affiliate serving the Detroit Michigan television market, and (ii) Granite covenants not to compete in the Detroit market for five years from the closing date.

The aggregate consideration to be received by Granite for the sales of the assets of KBWB and WDWB is $160 million, before closing adjustments, and the consideration for each of the covenants not to compete in the San Francisco and Detroit markets is $10 million.  The aggregate of $180 million is payable $177.5 million in cash and $2.5 million in equity in AM Media Holdings, LLC.

The foregoing description of the transactions contemplated by the Sale Agreements does not purport to be a complete statement of the parties’ rights under the Sale Agreements and is qualified in its entirety by reference to the full text of the Sale Agreements, which are filed with this report as Exhibits 2.1 and 2.2, respectively. A copy of the press release announcing the execution of the Sale Agreements is filed with this report as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description of Exhibit

2.1	Purchase and Sale Agreement, dated as of September 8, 2005, among AM Broadcasting KBWB, Inc., Granite Broadcasting Corporation, KBWB, Inc, and KBWB License, Inc.

2.2	Purchase and Sale Agreement, dated as of September 8, 2005, among AM Broadcasting WDWB, Inc., Granite Broadcasting Corporation, WXON, Inc, and WXON License, Inc.

99	Granite Broadcasting Corporation Press Release dated September 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE BROADCASTING CORPORATION

Dated: September 9, 2005	By:	/s/	Lawrence I. Wills
Lawrence I. Wills
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of September 8, 2005, among AM Broadcasting KBWB, Inc., Granite Broadcasting Corporation, KBWB, Inc, and KBWB License, Inc.

2.2	Purchase and Sale Agreement, dated as of September 8, 2005, among AM Broadcasting WDWB, Inc., Granite Broadcasting Corporation, WXON, Inc, and WXON License, Inc.

99	Granite Broadcasting Corporation Press Release dated September 8, 2005